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                                                                     Exhibit 5.1

Robert S. Luce                               399 Quentin Road, Suite A
Attorney at Law                              Palatine, Illinois 60067
                                             Tel No: (847) 776-9729
                                             Fax No: (847) 963-2042
                                             Email: rlucelaw@aol.com
                                             Cell Phone: (847) 910-5396

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c                                January 29, 2002

Mr. David Giles
Chief Financial Officer
Wasatch Pharmaceutical, Inc.
310 East 4500 South, Suite 450
Murray, Utah 84107

                    RE: Wasatch Pharmaceutical, Inc. - Common
                        Shares for prospective issuance to a
                        Consultant

Dear Mr. Giles:

         I have acted as counsel to Wasatch Pharmaceutical, Inc. ("Watsatch") in connection with the registration with the Securities and Exchange Commission on Form S-8 of 10,000,000 shares of your common stock that may be issued in connection with a Consulting Agreement with Mr. Robert Romaine (the "Consulting Contract"). In connection with that registration, I have reviewed your Board of Directors' proceedings relating to the proposed issuance of the common stock, Wasatch's Articles of Incorporation and amendments thereto, Wasatch's Bylaws and amendments thereto, and such other documents and matters as I have deemed necessary to the rendering of the following opinion.

         Based upon that review, it is my opinion that the common shares when issued in conformance with the terms and conditions of the Consulting Contract, will be issued in substantial compliance with Utah law.

         I express no opinion as to the application of other state or federal securities laws or other laws regarding the issuance and sale of these common shares. I am not licensed to practice law in the State of Utah.

         I consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to me under the heading "interests of Named Experts and Counsel" in the registration statement, but I do not consent to any other use without my prior written consent.

                                   Very truly yours,


                                   By: /s/ Robert Luce
                                       ---------------
                                       Robert S. Luce